                                                                     EXHIBIT 2.1

                                MERGER AGREEMENT


                                      AMONG


                                IRVIN M. SHAPIRO


                      THE IRVIN M. SHAPIRO CHILDREN'S TRUST


                           METAMOR TECHNOLOGIES, LTD.


                                       AND


                                 CORESTAFF, INC.


                                       AND


                       CORESTAFF ACQUISITION SUB #9, INC.


                                 MARCH 26, 1997

                                TABLE OF CONTENTS

                                                                                                      PAGE

1.       DEFINITIONS.....................................................................................1

2.       THE MERGER......................................................................................7
         (a)  The Merger.................................................................................7
         (b)  Effective Time of the Merger...............................................................7
         (c)  Articles of Incorporation..................................................................7
         (d)  Bylaws.....................................................................................7
         (e)  Directors and Officers of Surviving Corporation............................................7
         (f)  Effects of the Merger......................................................................7
         (g)  Conversion of Shares.......................................................................8
         (h)  Purchase Price; Escrow.....................................................................8
         (i)  Earned Payout Amounts......................................................................9
         (j)  Optional Earned Payment Amounts............................................................9
         (k)  Date and Form of Payment; Arbitrator.......................................................9
         (l)  Purchase Price Adjustments................................................................10
         (m)  Default on Earnout Payments...............................................................10
         (n)  Dissenting Shares.........................................................................11
         (o)  The Closing...............................................................................11
         (p)  Deliveries at the Closing.................................................................11

3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION......................................11
         (a)  Representations and Warranties of the Sellers.............................................11
         (b)  Representations and Warranties of the Buyer and Acquisition...............................12

4.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET...........................................13
         (a)  Organization, Qualification, and Corporate Power..........................................15
         (b)  Capitalization............................................................................15
         (c)  Noncontravention..........................................................................15
         (d)  Brokers' Fees.............................................................................16
         (e)  Title to Tangible Assets..................................................................16
         (f)  Financial Statements......................................................................16
         (g)  Events Subsequent to Most Recent Fiscal Month End.........................................17
         (h)  Legal Compliance..........................................................................19
         (i)  Tax Matters...............................................................................19
         (j)  Owned Real Property.......................................................................20
         (k)  Intellectual Property.....................................................................21
         (l)  Contracts.................................................................................23
         (m)  Powers of Attorney........................................................................23
         (n)  Litigation................................................................................23

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
         (o)  Employee Benefits.........................................................................23
         (p)  Subsidiaries..............................................................................26
         (q)  Undisclosed Liabilities...................................................................26
         (r)  Real Property Leases......................................................................26
         (s)  Notes and Accounts Receivable.............................................................27
         (t)  Insurance.................................................................................27
         (u)  Employees.................................................................................27
         (v)  Guaranties................................................................................27
         (w)  Environment, Health, and Safety...........................................................28
         (x)  Certain Business Relationships with the Target............................................29
         (y)  Disclosure................................................................................29

5.       PRE-CLOSING COVENANTS..........................................................................29
         (a)  General...................................................................................29
         (b)  Notices and Consents......................................................................29
         (c)  Operation of Business.....................................................................30
         (d)  Full Access...............................................................................30
         (e)  Notice of Developments....................................................................30
         (f)  Exclusivity...............................................................................31

6.       POST-CLOSING COVENANTS.........................................................................31
         (a)  General...................................................................................31
         (b)  Litigation Support........................................................................31
         (c)  Covenant Not to Compete...................................................................31
         (d)  Transition................................................................................31
         (e)  Confidentiality...........................................................................32
         (f)  Tax Consequences of Merger................................................................32
         (g)  Leases....................................................................................33
         (h)  Additional Tax Matters....................................................................33
         (i)  Conduct During Earned Payout Periods......................................................34

7.       CONDITIONS TO OBLIGATION TO CLOSE..............................................................36
         (a)  Conditions to Obligation of the Buyer.....................................................36
         (b)  Conditions to Obligation of the Sellers...................................................37

8.       REMEDIES FOR BREACHES OF THIS AGREEMENT........................................................39
         (a)  Survival of Representations and Warranties................................................39
         (b)  Indemnification Provisions for Benefit of the Buyer.......................................39
         (c)  Indemnification Provisions for Benefit of the Sellers.....................................41
         (d)  Matters Involving Third Parties...........................................................41
         (e)  Determination of Adverse Consequences.....................................................42
         (f)  Payment; Offset...........................................................................43
         (g)  Other Indemnification Provisions..........................................................43

9.       TERMINATION....................................................................................43
         (a)  Termination of Agreement..................................................................43
         (b)  Effect of Termination.....................................................................44

10.      MISCELLANEOUS..................................................................................45
         (a)  Nature of Certain Obligations.............................................................45
         (b)  Press Releases and Public Announcements...................................................45
         (c)  No Third-Party Beneficiaries..............................................................45
         (d)  Entire Agreement..........................................................................45
         (e)  Successors and Assignment.................................................................45
         (f)  Counterparts..............................................................................45
         (g)  Headings..................................................................................45
         (h)  Notices...................................................................................46
         (i)  Governing Law.............................................................................47
         (j)  Amendments and Waivers....................................................................47
         (k)  Severability..............................................................................47
         (l)  Expenses..................................................................................47
         (m)  Construction..............................................................................47
         (n)  Incorporation of Exhibits, Annexes, and Schedules.........................................47
         (o)  Specific Performance......................................................................47
         (p)  Offset Against Earnout for Penalty Payments...............................................48

                           EXHIBITS; ANNEX; SCHEDULES


Exhibit A                  Historical Financial Statements
Exhibit B                  Form of Employment Agreements
Exhibit C                  Form of Shapiro Non-Compete Agreement
Exhibit D                  Form of Non-Compete Agreements
Exhibit E                  Form of Opinion of Counsel to the Sellers
Exhibit F                  Form of Opinion of Counsel to the Buyer
Exhibit G                  Form of Restricted Stock Plan
Exhibit H                  Escrow Agreement
Exhibit I                  Note
Exhibit J                  Indemnification Agreement


Annex A                    Names and Addresses of Shareholders

Annex I                    Calculation of Earned Payout Amounts

Annex II                   Exceptions to the Sellers' Representations and Warranties
                           Concerning the Transaction

Annex III                  Exceptions to the Buyer's Representations and Warranties
                           Concerning the Transaction

Annex IV                   Employees entering into Employment Agreements

Disclosure Schedule        Exceptions to Representations and Warranties Concerning the
                           Target

                                MERGER AGREEMENT


     This Merger Agreement (the "Agreement") is entered into as of March 26, 1997, by and among COREStaff, Inc., a Delaware corporation (the "Buyer"), COREStaff Acquisition Sub #9, Inc., an Illinois corporation ("Acquisition"), Irvin M. Shapiro and The Irvin M. Shapiro Children's Trust (collectively, the "Sellers"), and Metamor Technologies, Ltd., an Illinois corporation ("Target"). The Buyer, the Sellers, Target and Acquisition are referred to collectively herein as the "Parties." Target and Acquisition are sometimes referred to herein as the "Constituent Corporations." If the context so requires, references herein to the Target shall mean the Surviving Corporation (as hereinafter defined) for periods after the Closing Date.

     The Sellers and the shareholders listed on Annex A hereto (the "Shareholders") in the aggregate own all of the outstanding capital stock of Target.

     This Agreement contemplates a transaction in which the Target will merge with and into Acquisition, with Acquisition being the surviving corporation, and the shares of capital stock of Target being converted into the right to receive the Purchase Price (as hereinafter identified).

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.   DEFINITIONS.

     "Acquisition" has the meaning set forth in the preface above.

     "Adjusted EBIT of Target" means adjusted earnings before interest and Income Taxes of the Target during the Earned Payout Periods, and as determined by Annex I attached hereto.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

     "Allocable Portion" means with respect to the share of any Seller or Shareholder in a particular amount that fraction equal to the number of Target Shares the Seller or Shareholder holds as set forth in Section 4(b) of the Disclosure Schedule over the total number of outstanding Target Shares.

     "Applicable Rate" as of a particular day means the highest announced prime rate as reported in the Money Rates Section of The Wall Street Journal, plus two percent (2%) per annum.

     "Basis" means any past or present fact, situation, circumstance, event, incident or action.

     "Business" has the meaning set forth in Annex I.

     "Buyer" has the meaning set forth in the preface above.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Cash Payment" has the meaning set forth in Section 2(h) below.

     "Cash Portion of the Purchase Price" has the meaning set forth in Section 2(h) below.

     "Closing" has the meaning set forth in Section 2(o) below.

     "Closing Date" has the meaning set forth in Section 2(o) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the business and affairs of the Target that is not already generally available to the public.

     "Confidential Information Demand" has the meaning set forth in Section 5(e) below.

     "Corporate Tax Amount" means the amount of $0, which shall reduce the Cash Portion of the Purchase Price pursuant to Section 2(h).

     "Customer Contract or Agreement" means any contract or agreement entered into by Target to provide to a third party services of the type generally provided by Target for a fee to its customers in the normal course of its business.

     "Disclosure Schedule" has the meaning set forth in Section 4 below.

     "E&Y" means Ernst & Young LLP.

     "Earned Payout Amounts" has the meaning set forth in Section 2(i) below.

     "Earned Payout Periods" means collectively the fiscal years ending December 31, 1997 and December 31, 1998.

     "Effective Time" has the meaning set forth in Section 2(b) hereof.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
3(1).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financial Statement" has the meaning set forth in Section 4(f) below.

     "First Earned Payout Amount" has the meaning set forth in Section 2(i)(a) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Gross Profit Margin" means the gross profit of the Target as set forth on the Financial Statements.

     "Income Tax" means any federal, state, local, or foreign income tax and any other taxes imposed on receipts, income or assets, including any interest, penalty, or addition thereto, whether disputed or not.

     "Indemnified Party" has the meaning set forth in Section 8(d) below.

     "Indemnifying Party" has the meaning set forth in Section 8(d) below.

     "Intellectual Property" means all of the following which are owned by or with respect to which Target is a licensee: (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and related documentation, (d) to the extent legally protectable, trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), E&Y (e) to the extent legally protectable, other proprietary rights,] and (f) copies and tangible embodiments of the foregoing (in whatever form or medium).

     "Joint and Several" has the meaning set forth in Section 10(a) below.

     "Knowledge" of a Person means actual knowledge, without independent investigation, and, with respect to Target, means the actual knowledge, without independent investigation, of each of Irvin M. Shapiro, Kapil Sood, Steven Isaacson, Lou Arce, Brian Farrar or Cindy Pogrund.

     "Liability" means any liability, debt, obligation, amount or sum due, including any liability for Taxes.

     "Manage" means any business for which Target is responsible for the oversight pursuant to the written mutual consent of the Buyer and the Requisite Seller.

     "Material" has the meaning set forth in Section 4 hereof.

     "Merger" has the meaning set forth in Section 2 hereof.

     "Most Recent Financial Statements" has the meaning set forth in Section 4(f) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4(f) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Net Working Capital of Target" means total current assets minus total current liabilities of the Target as of December 31, 1996, determined in accordance with GAAP consistently applied.

     "Note" means a promissory note of Buyer substantially in the form attached hereto as Exhibit I in the principal amount of $16,000,000 and payable to Sellers and Shareholders in two installments, with the first due one business day after the Closing Date and the second due on January 2, 1998.

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Phantom Stock Plan" shall mean that Phantom Stock Purchase Plan Agreement dated November 1, 1991 by and between Irv Shapiro & Associates, Ltd. and Irvin
M. Shapiro as Plan Administrator.

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Purchase Price" has the meaning set forth in Section 2(h) below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Requisite Sellers" means Sellers holding a majority in interest of the Target Shares as set forth in Section 4(b) of the Disclosure Schedule.

     "Restricted Stock Plan" means that plan as described in Exhibit G.

     "Second Earned Payout Amount" has the meaning set forth in Section 2(i)(b) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

     "Seller(s)" has the meaning set forth in the preface above.

     "Several" has the meaning set forth in Section 10(a) below.

     "Shareholder" has the meaning set forth in the preface above.

     "Stock Option Plan" shall mean those Stock Option Agreements dated October 1, 1996 between Target and certain employees of Target, and the Metamor Technologies, Ltd. Stock Option Plan referred to in such Stock Option Agreements.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section 2 (a) hereof.

     "Target" has the meaning set forth in the preface above.

     "Target Share" means any share of the Common Stock, no par value, of the Target.

     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

     "Third Party Claim" has the meaning set forth in Section 8(d) below.

2.   THE MERGER.

     (a) The Merger. At the Effective Time (as defined below), Target shall be merged with and into Acquisition (the "Merger") and the separate existence of Target shall thereupon cease, and the name of Acquisition, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be "Metamor Technologies, Ltd." The Merger shall have the effects set forth in the Illinois Business Corporation Act ("BCA").

     (b) Effective Time of the Merger. The Merger shall become effective when properly executed Articles of Merger are duly filed with the Secretary of State of the State of Illinois, which filing shall be made on the Closing Date. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Articles are so filed in Illinois.

     (c) Articles of Incorporation. The Articles of Incorporation of Acquisition in effect at the time of the Merger shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided thereunder and in the BCA.

     (d) Bylaws. The Bylaws of Target in effect at the time of the Merger shall be the Bylaws of the Surviving Corporation until altered, amended or repealed, as provided thereunder and in the Articles of Incorporation and the BCA.

     (e) Directors and Officers of Surviving Corporation.

         (i) The directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         (ii) The officers of Target at the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     (f) Effects of the Merger. The Merger shall have the effects set forth in the BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchise of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

     (g) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Sellers or Shareholders:

         (i) Each Target Share issued and outstanding immediately prior to the Effective Time (other than Shares as to which the holders thereof shall have properly exercised appraisal rights under the BCA, if any) shall be converted into the right to receive in cash its Allocable Portion of the Purchase Price (as hereinafter defined).

         (ii) Each Target Share held in the treasury of Target immediately prior to the Effective Time shall be canceled and retired and cease to exist.

         (iii) Each share of common stock, par value $0.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

     (h) Purchase Price; Escrow.

         (i) The purchase price for the Target Shares shall be composed of the Cash Portion of the Purchase Price (as hereinafter identified) and the Earned Payout Amounts (as hereinafter defined). The Buyer agrees to pay to the Sellers and Shareholders the sum of $16,000,000 in cash to be reduced dollar-for-dollar by the amount of the Corporate Tax Amount (the "Cash Portion of the Purchase Price") in accordance with the terms of the Note delivered to the Requisite Seller on the Closing Date for the Target Shares in connection with the Merger. The Cash Portion of the Purchase Price when due under the terms of the Note shall be paid by Buyer to Sellers and Shareholders by wire transfer or delivery of other immediately available funds to an account or accounts designated by Sellers ("Cash Payment").

         (ii) Subject to the terms and conditions of an escrow agreement to be entered into among Buyer, Acquisition and Target substantially in the form attached hereto as Exhibit H ("Escrow Agreement"), on the business day prior to Closing, Buyer will deposit with American National Bank and Trust Company of Chicago, as escrow agent ("Escrow Agent") the Note and an amount in cash equal to the Cash Portion of the Purchase Price. The cash deposited with the Escrow Agent shall be invested by the Escrow Agent in the American National Bank Money Fund. On the business day following the Closing, the Escrow Agent will distribute to the Sellers and Shareholders the Cash Portion of the Purchase Price plus any interest earned on such amount from the Closing Date less $10,000. On January 2, 1998, the Escrow Agent will deliver the balance of the amount in escrow to Sellers and Shareholders; provided however, that to the extent the funds in escrow were invested by the Escrow Agent prior to the Closing Date, any interest earned on such amounts prior to the Closing Date shall be returned to Buyer.

         (iii) The Cash Portion of the Purchase Price and the Earned Payout Amounts (the sum of which is herein collectively called the "Purchase Price") shall in each case be allocated among the Sellers and Shareholders based on the allocations set forth on the Allocation Schedule attached hereto, or at the sole election of Sellers or Shareholders, in an amount to each Seller or Shareholder as directed by each Seller or Shareholder.

     (i) Earned Payout Amounts. In addition to the Cash Portion of the Purchase Price, the Buyer agrees to pay to the Sellers and Shareholders, if earned, each of the following earned payout amounts (collectively, the "Earned Payout Amounts"):

         (i) an earned payout amount (the "First Earned Payout Amount") equal to the product of (i) 2.4 and (ii) the amount of the Adjusted EBIT of Target for the calendar year ending December 31, 1997; provided, however, that in no event will the First Earned Payout Amount exceed $21,000,000.

         (ii) an earned payout amount (the "Second Earned Payout Amount") equal to the product of (i) 2.4 and (ii) the amount of the Adjusted EBIT of Target for the calendar year ending December 31,1998; provided, however, that in no event will the Second Earned Payout Amount exceed the amount obtained by subtracting (A) the First Earned Payout Amount from (B) $21,000,000.

     (j) Optional Earned Payment Amounts. In addition to the Cash Portion of the Purchase Price, the Note and the Earned Payment Amounts set forth above, Buyer will pay to the Sellers and Shareholders, if earned, an additional earned payment amount ("Additional Earned Payment Amount") determined as set forth in Annex I(B) hereto for businesses acquired by Target or Buyer or its affiliates that are Managed by Target through Irvin Shapiro as president or chief executive officer of Target during 1999.

     (k) Date and Form of Payment; Arbitrator. The Earned Payout Amounts shall be determined by Target in accordance with the terms of this Agreement and Annex I hereto. The Requisite Sellers (after discussions with E&Y) shall deliver to Buyer on or before March 1, 1998 (with respect to the First Earned Payout) and March 1, 1999 (with respect to the Second Earned Payout) a report in sufficient detail reasonably satisfactory for Buyer which sets forth the Adjusted EBIT of Target and calculation of the Earned Payout Amount. Buyer, however, may dispute such determination in accordance with the procedures set forth herein, and the final determination will be made in accordance with such procedures. If Buyer disputes the amount of any item reflected in or omitted from such report, Buyer shall deliver to the Requisite Seller a written statement of each disputed item setting forth in reasonable detail the basis for such dispute ("Buyer's Objections") within 10 days of receipt of such report. If Buyer does not object to such report within said 10 day period, Buyer shall pay to Sellers and Shareholders, by Cash Payment, the Earned Payout Amounts on the 10th day after receipt of such report (the "Payment Date"), and Buyer shall have no further right to dispute such Earned Payout Amount. Buyer shall in any event pay to Sellers and Shareholders on the Payment Date the amount of such Earned Payout Amount that is not in dispute.

     In the event that Buyer and Seller are unable to resolve any of Buyer's Objections within 5 days (the "Settlement Period") of the Requisite Seller's receipt of Buyer's Objections, all such unresolved disputes or disagreements shall be resolved by the Chicago office of Arthur Andersen & Co, SC or if Arthur Andersen is unable or unwilling to accept such engagement, such unresolved disputes or disagreements shall be resolved by an office of one of the remaining four "Big Six" accounting firms (after excluding E&Y and Arthur Andersen) mutually selected by Buyer and Requisite Seller (in either case, the "Independent Accounting Firm") within five days after the expiration of the Settlement Period. The fees and expenses of the Independent Accounting Firm shall be shared equally by Buyer and the Requisite Seller. In the event Buyer and Requisite Seller are unable to select the Independent Accounting Firm as set forth above, the Independent Accounting Firm will be selected by lot. The decision of the Independent Accounting Firm in such matter shall be final, binding and non-appealable, and the Independent Accounting Firm shall make a final and binding resolution of the disputes or disagreements. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within 15 business days of submission of the disputes and disagreements to it and, in any case, as soon as practicable after such submission. In the event Buyer is required to make additional payments to Seller and Shareholders as a result of the final determination of the Earned Payout Amount, in addition to such amount, Buyer shall pay to Seller interest at the rate set forth in the Note, which interest shall accrue beginning as of the respective Payment Dates and continuing through the date of each such additional payment.

     It is understood that Sellers may, at their own expense, engage an accounting firm to audit Target's financial statements and/or assist it in the determination of the Adjusted EBIT, and such accounting firm will have access to such books and records of Target as it deems necessary to perform its review.

     (l) Purchase Price Adjustments. The Cash Portion of the Purchase Price shall be reduced on a dollar-for-dollar basis by the Corporate Tax Amount.

     (m) Default on Earnout Payments. In the event Buyer fails to make any Earned Payout Amount or Additional Earned Payment Amount to Sellers and Shareholders hereunder when due (a "Default"), then payments due to Sellers and Shareholders will bear interest at the Applicable Rate plus 10% per annum determined and accruing from the date such payment was due and continuing until paid in full.

     (n) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Target Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such Target Shares in favor of the Merger and who shall have delivered a written demand for appraisal of such Shares in the manner provided in the BCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the cash consideration provided above, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the BCA. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his Target Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the cash consideration provided herein.

     (o) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lord, Bissell & Brook in Chicago, Illinois, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Requisite Sellers may mutually determine (the "Closing Date").

     (p) Deliveries at the Closing. At the Closing, (i) the Sellers and Shareholders will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers and Shareholders the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Sellers and Shareholders will deliver to the Buyer stock certificates representing all of his or its Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to each of the Sellers and Shareholders the consideration specified in Section 2(h) above.

3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     (a) Representations and Warranties of the Sellers. Each of the Sellers Jointly and Severally represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in Annex II attached hereto.

         (i) Authorization of Transaction. Each Seller and Shareholder has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller and Shareholder, enforceable in accordance with its terms and conditions. To the Knowledge of Sellers, Sellers and Shareholders need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (ii) Noncontravention. To the Knowledge of Sellers, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or Shareholder is subject or, if the Seller or Shareholder is a trust, any provision of its governing instruments or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or Shareholder is a party or by which he or it is bound or to which any of his or its assets is subject.

         (iii) Brokers' Fees. Except as set forth on Section 3(a)(iii) of the Disclosure Schedule, the Sellers and Shareholders have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (iv) Target Shares. Except as set forth in Section 3(a)(iv) of the Disclosure Schedule, each Seller and Shareholder holds of record and owns beneficially the number of Target Shares set forth next to his or its name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller or Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller or Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller or Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

     (b) Representations and Warranties of the Buyer and Acquisition. The Buyer and Acquisition jointly and severally represent and warrant to the Sellers and Shareholders that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex III attached hereto.

         (i) Organization of the Buyer and Acquisition. Each of the Buyer and Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (ii) Authorization of Transaction. Each of the Buyer and Acquisition have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer and Acquisition, enforceable in accordance with its terms and conditions. Neither Buyer nor Acquisition is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, (including federal and state securities laws and regulations), or other restriction of any government, governmental agency, or court to which the Buyer or Acquisition is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or Acquisition is a party or by which it is bound or to which any of its assets is subject.

         (iv) Brokers' Fees. Neither the Buyer nor Acquisition has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (v) Investment. The Buyer is acquiring the Target Shares for purposes of investment and is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (vi) Funds Available. Buyer has available to it, and shall have available to it on the Payment Dates, sufficient funds to perform all of its obligations pursuant to this Agreement.

4.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET.

     The Sellers Jointly and Severally represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof and initialed by the Buyer and Sellers (as the same may be amended hereunder, the "Disclosure Schedule"). The Disclosure Schedule may be amended or updated one or more times prior to the Closing Date and any updated Disclosure Schedule shall be delivered at or before the Closing. An updated Disclosure Schedule shall only be deemed to modify a representation and/or warranty made as of the date of this Agreement in the event, and only in the event, that the Requisite Sellers acted in good faith when preparing the original Disclosure Schedule delivered to Buyer. In the event any such updated Disclosure Schedule indicates a material adverse change from information previously provided to the Buyer, Buyer in its sole discretion, reasonably exercised, shall be entitled to terminate this Agreement (without any liability whatsoever to the Sellers, Target or any Shareholder) by written notice delivered to the Sellers on the earlier of five
(5) days following receipt of such updated Disclosure Schedule, or the Closing. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     An event or matter that causes any representation or warranty contained in this Section to be inaccurate, incorrect or false will not be deemed to be "Material," to have a "Material" change in or in respect of, to have a "Material" adverse effect or to be "Materially" affected unless the loss that may reasonably be expected to occur to the Target with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to the Target as a result of any such events or matters, would exceed $60,000 individually or $120,000 in the aggregate, or unless such event or matter constitutes a criminal violation of law that is a felony. For purposes of this paragraph, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or to be paid or incurred (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, liquidated or unliquidated, secured or unsecured, accrued, or otherwise), including without limitation, penalties, interests on any amounts payable to a third party as a result of the foregoing, and any reasonable legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred to third parties in obtaining such proceeds), and shall be (a) increased to take into account any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for any Tax incurred on such increase), and (b) reduced to take into account any net Tax benefit arising from incurrence or payment of any such Adverse Consequences by the Indemnified Party or any Affiliate of the Indemnified Party. A Customer Contract or Agreement is "Material" if during the calendar year 1996 such Customer Contract or Agreement produced $100,000 of Gross Profit Margin less any bad debt specifically related to such Customer Contract or Agreement.

     (a) Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target taken as a whole. To the Knowledge of Target, the Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Target. The Sellers have delivered to the Buyer correct and completed copies of the charter and bylaws of the Target (as amended to dated). To the Knowledge of Target, the minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of the Target are correct and complete, and the Target is not in default under or in violation of any provision of its charter or bylaws.

     (b) Capitalization. The entire authorized capital stock of the Target consists of 10,000,000 Target Shares, of which 2,500,000 Target Shares are issued and outstanding and no Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers and Shareholders as set forth in Section 4(b) of the Disclosure Schedule. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock nor are there are any outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Target.

     (c) Noncontravention. Except as set forth in Section 4(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, to the Knowledge of Target, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material adverse effect on the financial condition of the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of Target, the Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material adverse effect on the financial condition of the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. Except as set forth in Section 4(d) of the Disclosure Schedule, to the Knowledge of Target, the Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Tangible Assets. To the Knowledge of Target, Target has good title to, or a valid leasehold interest in, the tangible assets it uses regularly in the conduct of its businesses.

     (f) Financial Statements. Attached hereto as Exhibit A are the following financial statements: (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the years ended December 31, 1995 and December 31, 1996, for the Target (collectively the "Financial Statements"); and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the month ended January 31, 1997 (the "Most Recent Fiscal Month End") for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

     (g) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, except as set forth on Section 4(g) of the Disclosure Schedule, to the Knowledge of Target, there has not been any Material adverse change in the financial condition of the Target taken as a whole, and without limiting the generality of the foregoing, since that date the Target has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, except as set forth on Section 4(g) of the Disclosure Schedule, and except for any of the following that are not individually or in the aggregate Material, since that date, to the Knowledge of Target:

         (i) the Target has not sold, leased, transferred, or assigned any of its tangible assets, other than for a fair consideration in the ordinary course of business;

         (ii) the Target has not entered into any contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) either involving more than $60,000 individually or $250,000 in the aggregate other than in the ordinary course of business;

         (iii) no party (including the Target) has accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases licenses and sublicenses) involving more than $100,000 to which the Target is a party or by which it is bound;

         (iv) the Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

         (v) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 individually or $250,000 in the aggregate;

         (vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $60,000 individually or $200,000 in the aggregate;

         (vii) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

         (viii) except for the issuance of shares of the common stock of Target in connection with any conversion of the Phantom Stock Plan, the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

         (ix) the Target has not declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock, except for distributions to the Sellers to pay Income Taxes incurred by the Sellers in connection with Target's business;

         (x) the Target has not made any consulting payment or other payment to the Sellers, except for customary compensation at the same levels provided prior to December 31, 1996 and except for distributions to the Sellers to pay Income Taxes incurred by the Sellers in connection with Target's business;

         (xi) Target has not experienced any damage, destruction or loss involving more than $50,000 (whether or not covered by insurance) to its tangible property;

         (xii) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the ordinary course of business involving more than $20,000 giving rise to any claim or right on its part against the person or on the part of the person against it;

         (xiii) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of its full-time staff employees other than contracts or agreements each involving less than $80,000 annually or involving increases in compensation of greater than 7% for employees whose annual compensation is $80,000 or more or increases in compensation of greater than 15% for employees whose annual compensation is less than $80,000;

         (xiv) the Target has not granted an increase in excess of 7% in the annual base compensation of any of its directors, officers and employees;

         (xv) the Target has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life or other insurance, (G) severance, or (H) other plan, contract or commitment for any of its directors, officers and employees, or modified or terminated any existing such plan, contract or commitment;

         (xvi) the Target has not made any other change in employment terms for any of its directors, officers and full-time employees; and

         (xvii) the Target has not committed to any of the foregoing.

     (h) Legal Compliance. To the Knowledge of Target, the Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material adverse effect upon the financial condition of the Target taken as a whole.

     (i) Tax Matters.

         (i) Except as set forth on Section 4(i) to the Disclosure Schedule: the Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes due and owing by the Target (whether or not shown on any Tax Return) have been paid or adequate provision has been made therefor in the Financial Statements. The Target is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

         (ii) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or due and owing to any employee, creditor, independent contractor, or other third party and to the Knowledge of Target, the Target has properly reflected the status of all employees and independent contractors in connection therewith as required by all applicable laws.

         (iii) To the Knowledge of the Target, no Seller or officer of the Target has received any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which the Target has Knowledge based upon personal contact with any agent of such authority. Section 4(i) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Target for taxable periods ended on or after December 31, 1989, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns filed, examination reports received, and statements of deficiencies assessed against or agreed to, by the Target since December 31, 1989.

         (iv) The Target has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Target has not made any payments and is not obligated to make any payments that will not be deductible to the Target under Code Sec. 280G. The Target has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Target has never been a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (v) Any unpaid Taxes of the Target do not exceed the reserves for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its Tax Returns.

         (vi) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (vii) The Target is not a party to any Tax allocation or sharing agreement.

         (viii) The Target has had in effect a valid election to be treated as an S corporation under the Code for its taxable years ended after December 31, 1987.

         (ix) The amount of Taxes incurred by Target as a result of the merger of Target into Acquisition, including, without limitation (i) taxes imposed under Code Sec. 1374, and (ii) state income taxes, will not exceed the Corporate Tax Amount.

     (j) Owned Real Property. Except as set forth in Section 4(j) of the Disclosure Schedule, the Target does not own, has not ever owned nor are there any outstanding options or rights of first refusal to purchase or sell any real property.

     (k) Intellectual Property.

         (i) Except as set forth on the Disclosure Schedule, to the Knowledge of Target, (a) the Target owns or has the right to use pursuant to common law, statute, license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Target as presently conducted, and (b) each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder.

         (ii) Except as set forth on the Disclosure Schedule, to the Knowledge of the Target, after making reasonable inquiry of Stanley Shapiro and Mark Trottier, the Target has not interfered with, infringed upon, misappropriated, or otherwise come into legal conflict with any Intellectual Property rights of third parties, and none of the Sellers and the officers of the Target have during the five years prior to the date of this Agreement received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into legal conflict with any Intellectual Property rights of any of the Target.

         (iii) To the Knowledge of Target, Section 4(k) of the Disclosure
     Schedule identifies each patent or trademark, tradename or copyright registration which has been issued to the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for trademark, tradename or copyright registration which the Target has made with respect to any of its Intellectual Property (together with any exceptions). To the Knowledge of Target, the Target has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date), and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Except as identified in
     Section 4(k) of the Disclosure Schedule, to the Knowledge of Target, with respect to each item of Intellectual Property that the Target owns:

         (A) the identified owner possesses all right, title, and interest in and to the item;

         (B) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

         (C) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of the Target, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

         (D) the Target has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (iv) Section 4(k) of the Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. Except as identified in Section 4(k) of the Disclosure Schedule, to the Knowledge of Target the Target has supplied the Buyer with correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as identified in Section 4(k) of the Disclosure Schedule, with respect to each such item of Intellectual Property used, to the Knowledge of Target:

         (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

         (B) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

         (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

         (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

         (E) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; and

         (F) no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

         (v) To the Knowledge of Target, Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (l) Contracts. To the Knowledge of Target, Section 4(l) of the Disclosure Schedule lists all written contracts and other written agreements to which the Target is a party the performance of which will involve consideration in excess of $250,000. To the Knowledge of Target, the Sellers have delivered to the Buyer a correct and complete copy of each contract or other agreement listed in
Schedule 4(l) (as amended to date). With respect to each written agreement so listed, to the Knowledge of Target: (A) the written agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the written agreement will continue to be legal, valid, binding, enforceable and in full force and effect in accordance with its terms following the Closing; (C) Target is not, nor is any other party in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written agreement; and (D) Target has not, nor has any other party, repudiated any material provision of the written agreement. To the Knowledge of Target, the Target is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 4(l) of the Disclosure Schedule under the terms of this Section 4(l). To the Knowledge of Target, except as set forth on the Disclosure Schedule, no unfilled Material Customer Contract or Agreement obligating the Target to perform services will result in a loss to Target upon completion of performance.

     (m) Powers of Attorney. To the Knowledge of Target, there are no outstanding powers of attorney executed on behalf of the Target.

     (n) Litigation. To the Knowledge of Target, Section 4(n) of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target taken as a whole. The Target has no Knowledge that any such charge, complaint, action, suit, proceeding, hearing or investigation may be brought or threatened against the Target.

     (o) Employee Benefits.

         (i) Section 4(o) of the Disclosure Schedule lists each Employee Benefit Plan that the Target maintains or to which the Target contributes.

         (A) To the Knowledge of Target, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material adverse effect on the financial condition of the Target taken as a whole.

         (B) To the Knowledge of Target, all contributions (including all employer contributions and employee salary reduction contributions) which are required to have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan have been paid.

         (C) To the Knowledge of Target, each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is intended to be a qualified plan under Code Section 401(a) has received a determination letter from the Internal Revenue Service within the last two years to the effect that it meets the requirements of Code Section 401(a).

         (D) To the Knowledge of Target, as of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is a defined benefit Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of vested liabilities thereunder (determined in accordance with then current funding assumptions).

         (E) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

         (ii) With respect to each Employee Benefit Plan that the Target maintains or ever has maintained or to which the Target contributes, ever has contributed, or ever has been required to contribute, to the Knowledge of Target:

         (A) no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted;

         (B) no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits and qualified domestic relations orders) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target taken as a whole;

         (C) the Target has not incurred any Material liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan;

         (D) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan, except when the failure so to file would not have a Material adverse effect on Target and the requirements of
         Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each Employee Welfare Benefit Plan;

         (E) no Employee Pension Benefit Plan (other than any Multiemployer
         Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened;

         (F) (x) there have been no Prohibited Transactions with respect to any Employee Benefit Plan, (y) no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans, and (z) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Target has no Knowledge of any Basis for any such charge, complaint, action suit, proceeding, hearing, investigation, claim, or demand.

         To the Knowledge of Target, (i) the Target has never contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan, and (ii) the Target does not maintain, or has it ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

     (p) Subsidiaries. The Target has no subsidiaries.

     (q) Undisclosed Liabilities. To the Knowledge of Target, the Target does not have any Liability (and to the Knowledge of Target, there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of them giving rise to any Liability, including, without limitation, Liability under the Fair Labor Standards Act of 1938, as amended and the rules and regulations promulgated thereunder) which is individually in excess of $10,000, except for (i) Liabilities set forth in the Most Recent Financial Statements, and (ii) Liabilities which have arisen since December 31, 1996 in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

     (r) Real Property Leases. To the Knowledge of Target, Section 4(r) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Target and the Target has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(r) of the Disclosure Schedule (as amended to date). Except as otherwise set forth in such Schedule, with respect to each lease and sublease listed in Section 4(r) of the Disclosure Schedule, to the Knowledge of Target:

         (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

         (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect in accordance with its terms following the Closing;

         (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

         (iv) no party to the lease or sublease has repudiated any provision thereof;

         (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

         (vi) the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

         (vii) all facilities leased or subleased thereunder have received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

     (s) Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on their books and records, are valid receivables subject to no existing setoffs or counterclaims, and are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

     (t) Insurance. To the Knowledge of Target, Section 4(t) of the Disclosure Schedule contains true and complete copies of and sets forth the name, address, and telephone number of the agent for each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy, to the Knowledge of the Target: (A) the policy is legal, valid, binding, and enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing Date; (C) the Target is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Section 4(t) of the Disclosure Schedule contains true and complete copies of all written agreements with third parties for "administrative services only" risk funding and risk administration services.

     (u) Employees. To the Knowledge of Target, (i) no key employee or full-time group of employees has any plans to terminate employment with the Target, (ii) Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims or unfair labor practices, or other collective bargaining disputes, and (iii) Target has not committed any unfair labor practice (as defined under applicable federal and state law). The Target has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Target.

     (v) Guaranties. To the Knowledge of Target, the Target is not a guarantor or otherwise contractually liable for any Liability or obligation (including indebtedness) of any other person, except for the endorsements of instruments for deposit or collection or similar transactions in the ordinary course of business.

     (w) Environment, Health, and Safety.

         (i) To the Knowledge of Target, each of the Target and Affiliates has complied in all material respects with all laws (including rules and regulations thereunder) of federal state, local and foreign governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, the violation of which would have a Material adverse effect.

         (ii) To the Knowledge of Target, the Target does not have any material Liability (and to their Knowledge there is no Basis related to the past or present operations, properties, or facilities of any of the Target and its Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Target giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability At of 1980, the Resource Conservation Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other similar law (or rule or regulation thereunder) of any federal, state, local or foreign government (or agency thereof concerning environmental protection).

         (iii) To the Knowledge of Target, the Target does not have any material Liability (and none of the Target and its Affiliates has handled or disposed of any hazardous substance, arranged for the disposal of any hazardous substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under the common law or pursuant to any statute) against the Target giving rise to any material Liability) for damage caused by release or threatened release of hazardous substances to any site, location, or body of water (surface or subsurface) or for illness or personal injury caused by release or threatened release of hazardous substances.

         (iv) To the Knowledge of Target, the Target does not have any material Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Target giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety.

         (v) To the Knowledge of Target, the Target has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment.

         (vi) To the Knowledge of Target, all materials and equipment used in the business of Target have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1.2 transdichlorethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (x) Certain Business Relationships with the Target. Except as set forth in
Section 4(x) of the Disclosure Schedule, to the Knowledge of Target, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with the Target within the past twelve (12) months, and none of the Sellers and their Affiliates owns any material property or right, tangible or intangible, which is used in the business of the Target.

     (y) Disclosure. To the Knowledge of Target, except as disclosed in the Disclosure Schedules hereto, there is no misstatement or omission of any material fact that would result in a material adverse effect on the business, assets or financial condition of the Target.

5.   PRE-CLOSING COVENANTS.

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

     (b) Notices and Consents. Each of the Parties will (and the Sellers will cause the Target to) give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies. All filing fees incurred in giving notice or making any filings will be the expense of the Buyer.

     (c) Operation of Business. Except as set forth on Section 5(c) of the Disclosure Schedule hereto, the Sellers will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Except as set forth on Section 5(c) of the Disclosure Schedule, without limiting the generality of the foregoing, the Sellers will not cause or permit the Target to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction described in Section 4(g) above. Buyer acknowledges that Sellers will cause Target to terminate the Stock Option Plan prior to Closing and will cause Target to convert the interests in the Phantom Stock Plan to Target Shares or otherwise retire or redeem such interests prior to Closing. Sellers acknowledge and agree that the economic costs of such conversion, redemption or termination shall be borne by Sellers and shall not cause a reduction in the Net Working Capital of Target between December 31, 1996 and the Closing Date.

     (d) Full Access. The Requisite Sellers will permit, and the Requisite Sellers will cause the Target to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target. The Buyer will treat and hold as such any Confidential Information it receives from any of the Sellers or the Target, in the course of the reviews contemplated by this Section 5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Sellers and the Target, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. Notwithstanding the foregoing, that certain Letter Agreement dated December 9, 1996 between Donaldson, Lufkin & Jenrette Securities Corporation as Exclusive Agent on behalf of Target and Golder Thoma Cressey, Rauner, Inc. will remain in full force and effect and anything herein to the contrary notwithstanding, in the event of a conflict between the provisions of this Agreement and such Letter Agreement, then the terms and provisions of the Letter Agreement will govern for all purposes.

     (e) Notice of Developments. The Requisite Sellers may elect at any time to notify the Buyer of any development causing a breach of any of the representations and warranties in Section 4 above by submitting updates or amendments to the Schedules hereto. Such amended Schedules will be deemed to have qualified the representations and warranties contained in Section 4 above and to have cured any misrepresentations or breach of warranty that might otherwise have existed by reason of the development, subject to the rights of Buyer set forth in Section 4 hereof.

     (f) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit the Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving the Target or (ii) participate in any discussions or negotiations regarding or furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Sellers will notify the Buyer promptly if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6.   POST-CLOSING COVENANTS.

     The Parties agree as follows with respect to the period following the
Closing:

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties shall cooperate with him or it and his or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

     (c) Covenant Not to Compete. For a period of the greater of (i) three years from and after the Closing Date, or (ii) two years from the date of termination of employment by Target, none of the Sellers will engage directly or indirectly in any business that the Target conducts as of the Closing Date in any geographic area in which the Target conducts that business as of the Closing Date; provided, however, that no owner of less than 3.5% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses.

     (d) Transition. From the Closing Date through December 31, 1998, none of the Sellers will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining business relationships with the Target after the Closing.

     (e) Confidentiality. Until December 31, 1998, each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement and except in the ordinary course of business, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information ("Confidential Information Demand"), the Sellers will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(e). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Sellers may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, and at Buyer's expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. Sellers may retain legal counsel of Seller's reasonable choice, the reasonable cost of which shall be at Buyer's cost and expense to assist Sellers in evaluating how to respond to or to resist disclosing any Confidential Information as the result of any Confidential Information Demand.

     (f) Tax Consequences of Merger. The parties agree and acknowledge that the merger of Target into Acquisition shall be treated for federal income tax purposes as a taxable asset sale by Target of its assets. All Taxes attributable to the merger of Target into Acquisition in excess of the Corporate Tax Amount shall be the liability of Sellers. To the extent the Corporate Tax Amount exceeds the amount of Taxes incurred by Target as a result of the merger of Target into Acquisition (including without limitation (i) taxes imposed under Code Sec. 1374, and (ii) state income taxes over the amount of Taxes payable by Target with respect to its assets), the amounts of such excess shall be paid by Buyer to Sellers and Shareholders promptly, but no later than the date the First Earned Payout Amount is due. In connection with such merger, within sixty (60) days following the Closing Date, Buyer and the Sellers shall act together in good faith to determine and agree upon the amount to be allocated to each asset of Target in accordance with Treasury Regulation Section 1.1060-IT and any successor thereto. The Parties shall report the tax consequence of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. The parties agree that $25,000 shall be allocated to all covenants not to compete in the aggregate and that $1,291,457 shall be allocated to all Code sections 1245 and 1250 property of the Target. In the event that Buyer and the Sellers are unable to agree as to any other such allocations, the Parties agree to be bound by the determination of the Independent Accounting Firm as described in Section 2(k) hereof with respect to such allocation, and the costs and expenses of the Independent Accounting Firm shall be borne equally by Buyer and Sellers.

     (g) Leases. Sellers shall cause on or before the expiration of sixty (60) days after the Closing Date the Target to obtain from its landlords (to the extent required under the pertinent premises lease) any required written consent to the transactions contemplated by this Agreement. Buyer agrees to cooperate fully with Target and Sellers in connection therewith.

     (h) Additional Tax Matters.

         (i) The Buyer shall cause the Target (at Sellers' sole and reasonable cost and expense) to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to January 1, 1997 and Sellers shall remit any Taxes due in respect of such Tax Returns (but only to the extent such Taxes are in excess of the reserve, if any, for such Tax liability as set forth in the Financial Statements and the Most Recent Financial Statements). In addition, Sellers shall cause (at Buyer's sole and reasonable cost and expense) Target to prepare a short period tax return for the Target covering the period January 1, 1997 through the Closing Date. Buyer agrees to cooperate fully with Sellers and Target in connection therewith.

         (ii) The Buyer agrees that, unless required by law, it will not amend any Tax Return filed by Target for a tax year that ends prior to the Closing Date without the consent of the Requisite Sellers, which consent will not be unreasonably withheld; and provided further that any refunds of Taxes received in connection any amendments of such returns promptly will be paid to Sellers and the Shareholders in accordance with their Allocable Portions; Buyer agrees that at Requisite Seller's request (and at Sellers' sole and reasonable cost and expense) it shall cause Target to file amended returns for any tax period that ends prior to the Closing Date so long as such amendments are in accordance with applicable law.

         (iii) Buyer and the Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Buyer and/or the Target to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause the Target to (A) use its best efforts to properly retain and maintain such records for period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations that applies to the Tax Return in question (i.e., including Tax Returns for years preceding the year in which the Closing occurs), whichever is later, and (B) allow the Sellers and their agents and representatives at times and dates mutually acceptable to the Buyer and Sellers, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other Party's expense.

     (i) Conduct During Earned Payout Periods.

         (i) Unless otherwise agreed in writing by the Requisite Seller, during the Earned Payout Periods, the Buyer agrees to (a) permit Surviving Corporation to maintain separate books and records for Target; and (b) maintain Surviving Corporation as a separate entity utilizing the name "Metamor Technologies, Ltd." (which name will not be otherwise used by Buyer or its Affiliates) and not to combine, merge, consolidate or liquidate Surviving Corporation or sell any of its assets except for insubstantial assets in the ordinary course of business.

         (ii) During the Earned Payout Period, Irvin Shapiro will be the President and Chief Executive Officer of the Surviving Corporation and will have the necessary authority to manage the business of the Surviving Corporation (including the authority to hire, retain or fire all senior management of the Surviving Corporation including the chief financial officer) consistent with prior practices and prudent business practices in order to maximize the amount of the Earned Payout Amounts; provided however, that Surviving Corporation agrees not to cut staff, capital expenditures and general and administrative expenses or take other actions that are not consistent with prior practices and/or prudent business practices of Target and agrees not to engage in any activity solely in order to increase current year profits of the business at the expense of the longer term growth of the business. Buyer agrees that it will not unreasonably require the Surviving Corporation to substantially change any prior business practice of Target, including but not limited to the customers served, the prices charged, the level and compensation of full-time corporate employees and the level of general and administrative expenses, unless the prior practices are unreasonable or imprudent. Buyer recognizes that prior practices of the Target have included "loss leader" contracts of the nature set forth on Section 4(l) of the Disclosure Schedule.

         (iii) Buyer agrees that during the Earned Payout Period, without the prior written consent of the Requisite Seller, Buyer and its Affiliates will not acquire any business that, in the reasonable judgment of the Requisite Seller, is in direct competition with the Surviving Corporation or that Target was engaged in as of the Closing Date, and which is located within 50 miles of the Chicago metropolitan area or within the State of Tennessee. Buyer further agrees that during the Earned Payout Period, without the prior written consent of the Requisite Seller, it will not require the Surviving Corporation to Manage any business it acquires.

         (iv) Buyer agrees at all times to make sufficient capital available to the Surviving Corporation to enable the Surviving Corporation to make the expenditures set forth in the 1997-1998 budget delivered to Buyer concurrently herewith, as the same may be increased in the ordinary course of business and consistent with past practice or to permit Target to maintain a line of credit at least equal to Target's line of credit prior to the Closing Date.

         (v) Buyer shall use its best efforts to cause E&Y (at Buyer's expense) to consult with Target in the preparation of, and to review, the financial statements and the calculation of the Adjusted EBIT of the Target for the 11 month periods ended November 30, 1997 and November 30, 1998 (each, an "Eleven Month Report") and for the years ended December 31, 1997 and December 31, 1998 as promptly as possible. Upon delivery by Target of the Eleven Month Report to Buyer, Buyer shall have 15 days from receipt to deliver to Seller any of Buyer's Objections. If Buyer does not object to such report in the 15 day period, Buyer shall be bound by the calculations contained therein. Buyer's Objections shall be resolved and governed by the procedure set forth in Section 4(k) hereof.

         (vi) Buyer shall make available to the Surviving Corporation at no charge routine legal and administrative services, consistent with the current and past practices of Buyer with its Affiliates.

         (vii) The written consent of the Requisite Sellers shall be required for implementation of any profit sharing or other retirement or incentive plans for the Surviving Corporation after the Closing, unless such plans are substantially similar to those provided by Target on or prior to the Closing Date.

         (viii) There shall be no waiver or reduction in the Penalty as described in the Phantom Stock Conversion Agreements executed by the Company unless approved by a majority of the Board of Directors of the Surviving Corporation.

         (ix) Sellers shall cause Target to compensate each holder of an employee stock option under the Stock Option Plan in connection with the cancellation of such options and the termination of the Stock Option Plan, and all related economic costs shall be borne by Sellers.

7.   CONDITIONS TO OBLIGATION TO CLOSE.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in Section 3(a) and
     Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

         (ii) the Sellers and Shareholders shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

         (iv) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iii) is satisfied in all respects;

         (v) the acquisition by the Buyer of the Target Shares shall represent one hundred percent (100%) of the issued and outstanding capital stock of the Target and all of such Target Shares shall be free and clear of any liens, claims or encumbrances of any nature whatsoever;

         (vi) each of the persons listed on Annex IV (including, without limitation, Irvin M. Shapiro) shall have received an executed employment agreement substantially in the form attached hereto as Exhibit B;

         (vii) the Buyer shall have received from Irvin M. Shapiro an executed non-competition agreement substantially in the form attached hereto as Exhibit C;

         (viii) the Buyer shall have received from certain key employees of the Target to be mutually agreed upon by Buyer and Sellers an executed non-competition agreement substantially in the form attached hereto as Exhibit D;

         (ix) the Buyer shall have received the resignations, effective as of the Closing, of each director of the Target other than those designated by Buyer prior to the Closing;

         (x) Sellers shall have caused the Target to cancel the Stock Option Plan at no cost to the Buyer, and will have caused Target to terminate the Phantom Stock Plan at no cost to Buyer;

         (xi) all Security Interests securing debts (including Tax liens) of the Target which have been paid in full prior to or at the Closing shall have been fully released of record to the reasonable satisfaction of the Buyer and all Uniform Commercial Code financing statements covering such debts shall have been terminated;

         (xii) except for loans to employees to finance the purchase of computers as set forth in Section 7(a)(xii) of the Disclosure Schedule, the Sellers shall and the Sellers shall have caused all of the Target's officers, directors and/or employees of the Target to, have repaid in full all debts and other obligations, if any, owed to the Target; and

         (xiii) the Parties and the Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to herein;

         (xiv) the Buyer shall have received from Stone, Pogrund & Korey an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Buyer, and dated as of the Closing Date;

         (xv) except as set forth in Section 6(g) hereof, the Target shall have procured all necessary third party consents specified in Section 5(b) above;

         (xvi) the holders of no more than ten percent (10%) of the outstanding Target Shares shall have exercised their right to dissent to the Merger as provided by the BCA; and

         (xvii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

         (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

         (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

         (v) the Parties and the Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to herein;

         (vi) the Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Sellers, and dated as of the Closing Date;

         (vii) each of the persons listed on Annex IV shall have received an executed employment agreement in form and substance attached hereto as Exhibit B, and, in the case of Irvin M. Shapiro, in the form of Exhibit B-1;

         (viii) a Restricted Stock Plan shall have been approved and entered into by Buyer substantially in the form attached hereto as Exhibit G;

         (ix) Sellers shall have received the Note executed by Buyer;

         (x) an Escrow Agreement substantially in the form attached hereto as Exhibit H shall have been executed by Buyer;

         (xi) a Directors' and Officers' Indemnification Agreement in the form attached hereto as Exhibit J shall have been entered into by Buyer and Irvin M. Shapiro; and

         (xii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Requisite Sellers.

The Requisite Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

8.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) Survival of Representations and Warranties. Except as otherwise provided herein, all of the representations and warranties of the Sellers contained in Section 4 above shall survive the Closing hereunder (unless the Buyer knew of any misrepresentation or breach of warranty at the time of Closing in which case such representations and warranties shall not survive the Closing and there shall be no remedy for their breach) and continue in full force and effect for a period of 18 months thereafter. Except as otherwise provided herein, all of the representations and warranties of the Parties contained in
Section 3 above shall survive the Closing (unless the damaged Party knew of any misrepresentation or breach of warranty at the time of Closing in which case such representations and warranties shall not survive the closing and there shall be no remedy for their breach) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b) Indemnification Provisions for Benefit of the Buyer.

         (i) In the event any of the Sellers breaches any of their representations, warranties, agreements and covenants contained herein (other than the representations and warranties in Section 3(a) above), and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) below within such survival period, then each of the Sellers and Shareholders agrees to indemnify the Buyer from and against his or its Allocable Portion of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused by the breach; provided, however, that the Sellers and Shareholders shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of the Sellers contained in Section 4 above, to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds the "Aggregate Ceiling" as defined below (after which point the Sellers and Shareholders will have no obligation to indemnify the Buyer from and against further such Adverse Consequences). The Aggregate Ceiling initially shall be equal to the product of (i) $4,000,000 and (ii) a fraction, the numerator of which is equal to the Cash Portion of the Purchase Price (after any adjustments pursuant to Section 2(l) hereof) (the "Adjusted Cash Portion"), and the denominator of which is $38,000,000. The Aggregate Ceiling shall be finally determined after the Second Earned Payout Period and shall be equal to the product of (i) $4,000,000 and (ii) a fraction, the numerator of which is equal to the sum of the Adjusted Cash Portion, plus the First Earned Payout Amount plus the Second Earned Payout Amount, and the denominator of which is $38,000,000. Nothing herein shall be deemed to extend the survival period of any representations and warranties as set forth in Section 8(a).

         (ii) In the event any of the Sellers breach any of his or its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Sellers or Shareholders pursuant to Section 10(h) below within such survival period, then each of the Sellers and Shareholders agree to indemnify the Buyer from and against his or its Allocable Portion of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused by the breach in an aggregate amount no greater than each Seller or Shareholder's Allocable Portion of the Purchase Price paid to Sellers and Shareholders after which point Sellers and Shareholders will have no obligation to indemnify the Buyer from and against such further Adverse Consequences.

         (iii) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any brokerage fees or investment banking commissions due by Sellers or the Target by reason of the transactions contemplated by this Agreement.

         (iv) Each of the Sellers shall be liable for, and hereby indemnifies, the Buyer for his or its Allocable Portion of all Income Taxes imposed on the Target with respect to any taxable year or period beginning before and ending after the Closing Date, for the portions of such taxable year or period ending prior to the Closing Date; provided, however, that such indemnity shall be made only to the extent such Income Taxes are in excess of the reserve, if any, for such Tax Liability used to determine the Net Working Capital of Target, and in excess of the Corporate Tax Amount.

         (v) The Sellers shall be liable for, and shall indemnify and hold Buyer and Target harmless against, their Allocable Portion of any Taxes or other costs attributable solely a failure on the part of Target to have qualified as an "S corporation" for federal income tax purposes.

         (vi) In the event Target is unable to collect the notes and accounts receivable described in Section 4(s) hereof, each of the Sellers and Shareholders agrees to indemnify the Buyer from and against his or its Allocable Portion of the amount of such receivables that is not collected by Target, provided that Buyer makes a written claim for indemnification pursuant to Section 10(h) below within the survival period pursuant to Section 8(a) above, and provided further that in such event Buyer will cause Target upon payment or offset of any Earned Payout Amount, to execute all documents necessary to assign to the Requisite Seller (for the benefit of the Sellers and Shareholders) all of Target's and/or Buyer's rights in the notes and/or accounts receivable that are not collected, and the Requisite Seller may thereupon attempt to collect such notes or accounts for the benefit of the Sellers and Shareholders utilizing reasonable collection efforts. Buyer agrees to cooperate with the Requisite Seller in his attempts to collect.

         (vii) Each of the Sellers and Shareholders agrees to indemnify and hold Buyer harmless against his or its Allocable Portion of the costs incurred in connection with the cancellation of employee stock options issued under Target's Stock Option Plan and the termination of the Phantom Stock Plan.

     (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer or Acquisition breaches any of its representations, warranties, agreements and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Requisite Sellers make a written claim for indemnification against the Buyer pursuant to Section 10(h) below within such survival period, then the Buyer agrees to indemnify each of the Sellers and Shareholders from and against the entirety of any Adverse Consequences the Sellers or Shareholders shall suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers or Shareholders shall suffer after the end of any applicable survival period) caused by the breach.

     (d) Matters Involving Third Parties.

         (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged or materially prejudiced from adequately defending such claim. In the event any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel as its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably and in good faith concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Parties to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or it) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any Third Party Claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the Third Party Claim.

         (ii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8(d)(i) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

         (iii) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties, which shall not be unreasonably withheld.

     (e) Determination of Adverse Consequences. The amount of any Adverse Consequences for which indemnification is provided under this Agreement shall be net of any amounts entitled to be recovered from a nonaffiliated insurance company or pursuant to reinsurance agreements (after taking into account any cost incurred to third parties in obtaining such proceeds) with respect to such Adverse Consequences, and shall be (a) increased to take account any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for any Tax incurred on such increase); and
     (b) reduced to take account any net Tax benefit arising from incurrence or payment of any such Adverse Consequences by the Indemnified Party or any Affiliate of the Indemnified Party. All indemnification payments under this
     Section 8 shall be deemed adjustments to the Purchase Price.

     (f) Payment; Offset.

         (i) The Indemnifying Parties shall promptly pay to the Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which Indemnified Party may become entitled to by reason of the provisions of this Agreement. Furthermore, and in lieu of receiving a cash payment from the Sellers and Shareholders, Buyer, in good faith, may first offset against any Earned Payout Amounts payable to Sellers and Shareholders, the amount of any Adverse Consequences or any other payments to which Buyer or such Indemnified Parties are entitled to by reason of and in accordance with the provisions of this Agreement. In the event that Buyer offsets more than the amount of any Adverse Consequences (as finally determined), Buyer shall pay to Sellers and Shareholders such sums which should not have been subject to an offset, together with interest at the Applicable Rate beginning on the date such payment should have been made and continuing until paid in full.

         (ii) In the event of a Default as defined in Section 2(m) hereof, Sellers and Shareholders may offset the amount of any Adverse Consequences for which Buyer is entitled to indemnification hereunder against the Earned Payout Amounts payable to Sellers and Shareholders.

     (g) Other Indemnification Provisions. The indemnification provisions in this Section 8 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant; provided, however, that the Buyer acknowledges and agrees that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Buyer for any breach of the representations and warranties in Section 4 above.

9.   TERMINATION.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

         (i) the Buyer and the Requisite Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (ii) the Buyer may terminate this Agreement by giving written notice to the Requisite Sellers at any time prior to the Closing in the event that an updated Disclosure Schedule indicates, in Buyer's reasonable discretion, a material adverse change from information previously provided to Buyer, and Buyer delivers written notice to Sellers as specified in Section 4 hereof;

         (iii) the Buyer may terminate this Agreement by giving written notice to the Requisite Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Requisite Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 31, 1997, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

         (iv) the Requisite Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 31, 1997, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(d) above shall survive termination.

10.  MISCELLANEOUS.

     (a) Nature of Certain Obligations. The representations, warranties, and covenants in this Agreement are "Joint and Several" obligations. This means that each Seller will be responsible only to the extent provided in Section 8 above for his or its Allocable Portion of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Requisite Sellers which shall not be unreasonably withheld; provided, however, if any Party is required by law or regulation to make any public disclosure, Target and Buyer shall work together in good faith to prepare the language for such disclosure.

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

     (e) Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


     If to the Sellers:                      Copies to:

     Irvin M. Shapiro                        Lawrence M. Friedman
     8852 Lowell                             Lord, Bissell & Brook
     Skokie, IL 60076                        115 South LaSalle St.
     Fax: (847) 674-9958                     Chicago, IL 60603
                                             Fax: (312) 443-0336

                                                    and

                                             Sherwin I. Pogrund
                                             Stone, Pogrund & Korey
                                             221 North LaSalle Street
                                             32nd Floor
                                             Chicago, IL 60601
                                             Fax: (312) 782-1482

     If to the Buyer or Acquisition:         Copies to:

     COREStaff, Inc.                         Peter T. Dameris, Esq.
     4400 Post Oak Parkway                   Margaret G. Reed, Esq.
     Suite 1130                              COREStaff, Inc.
     Houston, Texas 77027                    4400 Post Oak Parkway
     Attn: Michael T. Willis                 Suite 1130
     Tel: (713) 961-3633                     Houston, Texas 77027
     Fax: (713) 627-1059                     Tel: (713) 961-3633
                                             Fax: (713) 627-1059

Notices to the Shareholders shall be sent to the addresses set forth on Annex A hereto. Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Buyer and the Target will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Target has not borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (m) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     (p) Offset Against Earnout for Penalty Payments. In the event that a Participant (as defined in the Phantom Stock Conversion Plan) is required to pay a Penalty (as therein defined) to Irvin M. Shapiro, and Buyer is notified in writing by Mr. Shapiro that payments of the Penalty have not been made when due ("Delinquent Penalty Amount"), then Buyer shall offset against Earned Payout Amounts payable to Sellers and Shareholders, the Delinquent Penalty Amount. All Sellers and Shareholders other than said Participant will receive their Allocable Portion of the full amount of the Earned Payout Amount (without regard to the offset of the Delinquent Penalty Amount) and Participant shall receive an amount equal to his Allocable Portion of the full Earned Payout Amount less the Delinquent Payment Amount. Buyer shall pay the Delinquent Payment Amount directly to Irvin M. Shapiro.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


SELLERS:                               BUYER:

                                       CORESTAFF, INC.


/s/ Irvin M. Shapiro                   By: /s/ Peter T. Dameris
-----------------------------------        --------------------------------
Irvin M. Shapiro                       Name:   Peter T. Dameris
                                       Title:  Senior Vice President

THE IRVIN SHAPIRO CHILDREN'S
   TRUST

By /s/ Lawrence M. Friedman
   --------------------------------
Name:  Lawrence M. Friedman
Title: Trustee

METAMOR TECHNOLOGIES, LTD.             CORESTAFF ACQUISITION SUB #9, INC.


By: /s/ Irvin M. Shapiro               By: /s/ Peter T. Dameris
    -------------------------------        --------------------------------
Name:  Irvin M. Shapiro                Name:  Peter T. Dameris
Title: President                       Title: Senior Vice President